SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

AMENDMENT NO. 1

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(B) OR (G) OF THE
SECURITIES EXCHANGE ACT OF 1934

LARSCOM INCORPORATED

(Exact Name of Registrant as Specified in its Charter)

Delaware	94-2362692

(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

1845 McCandless Drive Milpitas, California	95035

(Address of principal executive offices)	(Zip code)

     Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to	Name of Each Exchange on Which
be so Registered	Each Class is to be Registered

Common Stock, par value $0.01 per share	The Nasdaq SmallCap Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following.  ☐

Securities Act registration statement number to which this form relates:	333-14001

(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

1.

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the Class A common stock, par value $0.01 per share (the “Class A Common Stock”), of the Registrant under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-14001)(the “Registration Statement”), initially filed with the Securities and Exchange Commission on October 11, 1996, as subsequently amended by any amendments to the Registration Statement and by any form of prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, in connection with the Registration Statement, is incorporated herein by reference.

     This Amendment No. 1 to Form 8-A reflects that effective as of June 5, 2003, the Registrant’s shares of Class A Common Stock and Class B common stock, par value $0.01 per share, which Class B common stock had not been previously registered pursuant to Section 12(b) of the Act, have been reclassified into one class of Common Stock, with the rights and preferences as described above, except that all shares of Common Stock are entitled to equal voting rights.

Item 2. Exhibits.

Not Applicable.

2.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: June 6, 2003	LARSCOM INCORPORATED (Registrant)

	By:	/s/ Donald W. Morgan

Donald W. Morgan Vice President, Finance and Chief Financial Officer

3.